Exhibit 99.2

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

First Quarter 2013
Interim Condensed Consolidated Financial Statements

February 28, 2013

(Unaudited)

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, US dollars in thousands)

	At February 28, 2013	At November 30, 2012
ASSETS
Cash and cash equivalents	$299,927	$254,667
Other assets	3,900	4,203
Current assets	303,827	258,870
Deferred income taxes	15,105	15,679
Investments (note 4)	2,716	2,900
Investment in affiliates (note 5)	324,661	339,271
Mineral properties	56,934	59,100
Other assets	9,278	9,422
Total assets	$712,521	$685,242

LIABILITIES
Accounts payable and accrued liabilities	$4,144	$5,708
Debt (note 6)	75,458	73,606
Derivative liabilities (note 7)	18,749	33,210
Other liabilities	1,000	1,000
Current liabilities	99,351	113,524
Debt (note 6)	68,996	68,106
Deferred income taxes	25,573	26,546
Other liabilities	150	255
Total liabilities	194,070	208,431

Commitments and contingencies (note 16)

EQUITY
Common shares	1,932,005	1,462,102
Contributed surplus	61,997	454,260
Accumulated deficit during exploration stage	(1,550,635)	(1,536,859)
Accumulated other comprehensive income	75,084	97,308
Total equity	518,451	476,811
Total liabilities and equity	$712,521	$685,242

The accompanying notes are an integral part of these consolidated financial statements.

These interim condensed consolidated financial statements are authorized for issue by the Board of Directors on February 11, 2014. They are signed on the Company’s behalf by:

/s/ Gregory A. Lang, Director      /s/ Anthony Walsh, Director

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited, US dollars in thousands except per share amounts)

	Three months ended		From
	February 28, 2013	February 29, 2012	Inception

Operating expenses:
Exploration and evaluation	$—	$82	$237,146
General and administrative (note 9)	9,016	14,719	253,140
Equity loss of affiliates (note 5)	5,483	7,602	141,343
Care and maintenance	—	—	34,735
Reclamation and remediation	—	—	1,150
Depreciation	10	12	3,878
Write-down of assets	—	—	39,643
	14,509	22,415	711,035

Loss from operations	(14,509)	(22,415)	(711,035)

Other income (expense):
Interest income	210	81	17,043
Interest expense	(4,048)	(3,720)	(66,594)
Foreign exchange gain (loss)	7,838	1,433	(20,045)
Gain (loss) on derivative liabilities (note 7)	(3,276)	44,039	(569,602)
Gain on deconsolidation of Galore Creek	—	—	154,173
Gain on disposition of assets	—	—	47,467
Other	9	—	117
	733	41,833	(437,441)

Income (loss) before income taxes	(13,776)	19,418	(1,148,476)
Income tax recovery	—	1,874	10,620
Net income (loss) from continuing operations	(13,776)	21,292	(1,137,856)
Net loss from discontinued operations (note 11)	—	(5,514)	(491,063)
Net income (loss)	(13,776)	15,778	(1,628,919)
Net loss attributable to non-controlling interest	—	—	(78,284)
Net income (loss) attributable to shareholders	$(13,776)	$15,778	$(1,550,635)

Net income (loss) attributable to shareholders:
Continuing operations	$(13,776)	$21,292	$(1,059,572)
Discontinued operations	—	(5,514)	(491,063)
	$(13,776)	$15,778	$(1,550,635)
Income (loss) per common share (note 12)
Basic:
Continuing operations	$(0.05)	$0.09
Discontinued operations	—	(0.02)
	$(0.05)	$0.07
Diluted:
Continuing operations	$(0.05)	$0.03
Discontinued operations	—	(0.02)
	$(0.05)	$0.01

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited, US dollars in thousands)

	Three months ended		From
	February 28, 2013	February 29, 2012	Inception

Net income (loss)	$(13,776)	$15,778	$(1,628,919)

Other comprehensive loss:
Change in fair value of marketable securities, net of $3, $nil and $(58) tax recovery (expense), respectively
Net change from periodic revaluations	(272)	122	(1,613)
Net amount reclassified to income	—	—	(329)
Net unrecognized gain (loss)	(272)	122	(1,942)
Foreign currency translation adjustments	(21,952)	10,330	77,026
	(22,224)	10,452	75,084

Comprehensive income (loss)	$(36,000)	$26,230	$(1,553,835)

Comprehensive income (loss) attributable to:
Shareholders	$(36,000)	$26,230	$(1,475,551)
Non-controlling interest	—	—	(78,284)
	$(36,000)	$26,230	$(1,553,835)

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, US dollars in thousands)

	Three months ended		From
	February 28, 2013	February 29, 2012	Inception

Operating activities:
Net income (loss)	$(13,776)	$15,778	$(1,628,919)
Items not affecting cash:
Depreciation	10	12	3,878
Deferred income taxes	—	(1,874)	(10,620)
Foreign exchange (gain) loss	(7,838)	(1,433)	32,274
Loss from discontinued operations	—	5,514	491,063
Stock-based compensation	5,542	10,739	62,641
Equity losses of affiliates	5,483	7,602	141,343
Gain on deconsolidation of Galore Creek	—	—	(154,173)
Loss (gain) on derivative liabilities	3,276	(44,039)	569,602
Write-down of assets	—	—	39,643
Withholding tax paid on stock based compensation	(585)	(2,756)	(5,863)
Other	4,027	4,112	12,749
Net change in operating assets and liabilities (note 13)	(2,019)	(3,024)	3,172
Net cash used in continuing operations	(5,880)	(9,369)	(443,210)
Net cash used in discontinued operations (note 11)	—	(20,436)	(219,010)

Investing activities:
Additions to property and equipment	—	—	(218,223)
Purchases of marketable securities	—	—	(273)
Acquisitions, net	—	—	(4,645)
Proceeds from sale of affiliate	—	—	26,420
Funding of affiliates (note 5)	(3,093)	(4,935)	(144,831)
Other	—	—	(4,780)
Net cash used in investing activities of continuing operations	(3,093)	(4,935)	(346,332)
Net cash used in investing activities of discontinued operations	—	—	(328,507)

Financing activities:
Proceeds from share issuance, net	54,359	321,484	1,217,436
Proceeds from debt issuance, net	—	—	92,200
Repayment of debt	—	—	(3,535)
Proceeds from non-controlling interest	—	—	343,073
Net cash provided from financing activities of continuing operations	54,359	321,484	1,649,174
Net cash provided from financing activities of discontinued operations	—	—	(12,923)

Effect of exchange rate changes on cash	(126)	100	735
Increase in cash and cash equivalents	45,260	286,844	299,927
Cash and cash equivalents at beginning of period	254,667	59,367	—
Cash and cash equivalents at end of period	$299,927	$346,211	$299,927

See note 17 for supplemental cash flow information.

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited, US dollars in thousands)

	Common shares		Contributed surplus	Accumulated deficit during exploration stage	Accumulated other comprehensive income	Non-controlling Interest	Total equity
	Shares	Amount
From inception December 5, 1984	—	$—	$—	$—	$—	$—	$—
Net loss from inception to November 30, 2010	—	—	—	(1,589,797)	—	(58,658)	(1,648,455)
Other comprehensive income	—	—	—	—	123,007	—	123,007
Acquisition of non-controlling interest	—	—	—	—	—	348,248	348,248
Common stock issuance	151,844	766,271	7,935	—	—	—	774,206
Warrants issued/exercised	29,682	82,275	—	—	—	—	82,275
Convertible debt issuance	18,551	19,771	—	—	—	—	19,771
Stock based compensation and related share issuances	10,774	27,367	27,007	—	—	—	54,374
Acquisitions	15,150	89,285	—	—	—	—	89,285
November 30, 2010	226,001	$984,969	$34,942	$(1,589,797)	$123,007	$289,590	$(157,289)
Net income (loss)	—	—	—	64,767	—	(19,626)	45,141
Other comprehensive loss	—	—	—	—	(31,460)	—	(31,460)
Disposition of non-controlling interest	—	—	—	—	—	(269,964)	(269,964)
Warrants exercised	8,925	127,258	(24,103)	—	—	—	103,155
Conversion of foreign currency warrants	—	—	469,694	—	—	—	469,694
Stock based compensation and related share issuances	888	3,032	6,773	—	—	—	9,805
Acquisitions	4,171	43,512	—	—	—	—	43,512
November 30, 2011	239,985	$1,158,771	$487,306	$(1,525,030)	$91,547	$—	$212,594
Net loss	—	—	—	(11,829)	—	—	(11,829)
Other comprehensive income	—	—	—	—	5,761	—	5,761
Common stock issuance	35,000	317,841	—	—	—	—	317,841
Warrants exercised	3,891	54,282	(48,539)	—	—	—	5,743
Stock based compensation and related share issuances	1,051	4,095	16,186	—	—	—	20,281
Return of capital - NovaCopper	—	(72,887)	(693)	—	—	—	(73,580)
November 30, 2012	279,927	$1,462,102	$454,260	$(1,536,859)	$97,308	$—	$476,811
Net loss	—	—	—	(13,776)	—	—	(13,776)
Other comprehensive loss	—	—	—	—	(22,224)	—	(22,224)
Warrants exercised	36,530	469,150	(397,052)	—	—	—	72,098
Stock based compensation and related share issuances	169	753	4,789	—	—	—	5,542
February 28, 2013	316,626	$1,932,005	$61,997	$(1,550,635)	$75,084	$—	$518,451

The accompanying notes are an integral part of these consolidated financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

These interim condensed consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Previously, the Company prepared its financial statements under International Financial Reporting Standards (IFRS) for reporting as permitted by security regulators in Canada, as well as in the United States under the status of a foreign private issuer as defined by the United States Securities and Exchange Commission (SEC). At the end of the second quarter of 2013, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning December 1, 2013 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to US GAAP was made retrospectively for all periods from the Company’s inception.

NOVAGOLD RESOURCES INC. and its affiliates and subsidiaries (collectively, “NOVAGOLD” or the “Company”) operates in the mining industry, focused on the exploration for and development of gold and copper mineral properties. The Company has no operations or realized revenues from its planned principal business purpose, and in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 915 “Development Stage Entities” and SEC Industry Guide 7, presents its financial information as an Exploration Stage Company.

The Company’s principal assets include a 50% interest in the Donlin Gold Project in Alaska, U.S.A. and a 50% interest in the Galore Creek Project in British Columbia, Canada.

The interim Condensed Consolidated Financial Statements (“interim statements”) of NOVAGOLD are unaudited. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. These interim statements should be read in conjunction with NOVAGOLD’s Consolidated Financial Statements for the year ended November 30, 2013. The year-end balance sheet data was derived from the audited financial statements and certain information and footnote disclosures required by US GAAP have been condensed or omitted.

The functional currency for the Company’s Canadian operations is the Canadian dollar and the functional currency for the Company’s U.S. operations is the U.S. dollar. References to “$” refer to United States currency and “C$” to Canadian currency.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the Company’s interim Condensed Consolidated Financial Statements in accordance with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions related to: estimates of gold and copper production that are the basis for future cash flow estimates utilized in impairment calculations; environmental, reclamation and closure obligations; estimates of fair value for asset impairments (including impairments of mineral properties and investments); employee benefit liabilities; valuation allowances for deferred tax assets; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments including marketable securities and derivative instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results will differ from these amounts estimated in these financial statements.

Principles of consolidation

The Company’s interim Condensed Consolidated Financial Statements include NOVAGOLD RESOURCES INC. and its wholly owned subsidiaries, NOVAGOLD Canada Inc., Copper Canyon Resources Inc., NOVAGOLD US Holdings Inc., NOVAGOLD Resources Alaska Inc., NOVAGOLD USA Inc., and AGC Resources Inc. All inter-company transactions and balances are eliminated on consolidation.  The Company also consolidates variable interest entities when the Company is the primary beneficiary.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

The functional currency for the Company’s Canadian operations is the Canadian dollar (“C$”) and the functional currency for the Company’s U.S. operations is the U.S. dollar.

Cash and cash equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. The Company’s cash equivalent instruments are valued based on quoted market prices in active markets classified within Level 2 of the fair value hierarchy established by FASB guidance for Fair Value Measurements. Restricted cash is excluded from cash and cash equivalents and is included in other long-term assets.

Mineral properties

Mineral property expenditures include the costs of acquiring licenses and costs associated with exploration and evaluation activity. Mineral property expenditures are expensed as incurred except for expenditures associated with the acquisition of mineral property assets through a business combination or asset acquisition.

Investment in affiliates

Investments in unconsolidated ventures that we have the ability to exercise significant influence over, but not control, are accounted for under the equity method and include the Company’s investments in the Donlin Gold project and the Galore Creek project. The Company identified Donlin Gold LLC and Galore Creek Partnership as Variable Interest Entities (VIEs) as these entities are dependent on funding from their owners. All funding, ownership, voting rights and power to exercise control is shared equally on a 50/50 basis between the owners of each VIE. Therefore, the Company has determined that it is not the primary beneficiary of either VIE. The Company’s maximum exposure to loss is its investment in Donlin Gold LLC and Galore Creek Partnership.

The equity method is a basis of accounting for investments whereby the investment is initially recorded at cost and the carrying value is adjusted thereafter to include the investor’s pro rata share of post-acquisition earnings or losses of the investee, as computed by the consolidation method. Cash funding increases the carrying value of the investment. Profit distributions received or receivable from an investee reduce the carrying value of the investment.

These investments are non-publicly traded equity investees in exploration and development projects. Therefore, the Company assesses whether there has been a potential impairment triggering event for other-than-temporary impairment by testing the underlying assets of the equity investee for recoverability and assessing whether there has been a change in the development plan or strategy for the project. If we determine underlying assets are recoverable and no other potential impairment conditions are identified, then our investment in the equity investee is carried at cost. If the other underlying assets are not recoverable, we record an impairment charge equal to the difference between the carrying amount of the investee and its fair value. We determined fair value based on the present value of future cash flows expected to be generated by the project. If reliable cash flow information is not available, we determine fair value using a market comparable approach.

Stock-based payments

The Company operates a stock option plan and a performance share unit plan, under which the entity receives services from employees as consideration for equity instruments (options or shares) of the Company. The fair value for the options and share units are recognized in earnings over the related service period. The total amount to be expensed related to options is determined by reference to the fair value of the options granted including any market performance conditions and the impact of any non-vesting conditions; and excluding the impact of any service and non-market performance vesting conditions.

Non-market vesting conditions are included in assumptions about the number of options that are expected to vest. At the end of each reporting period, the entity revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognizes the impact of the revision to original estimates, if any, in profit and loss, with a corresponding adjustment to equity. The fair value of stock options is estimated at the time of grant using the Black‐Scholes option pricing model, and the fair value of the PSUs is measured at the grant date using a Monte Carlo simulation, which takes into account, as of the grant date, the fair market value of the shares, expected volatility, expected dividend yield and the risk‐free interest rate over the life of the PSU, to generate potential outcomes for stock prices which are used to estimate the probability of the PSUs vesting at the end of the performance measurement period.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

The cash subscribed for the shares issued when the options are exercised is credited to share capital (nominal value) and share premium, net of any directly attributable transaction costs.

The Company grants directors deferred share units (DSUs), whereby each DSU entitles the directors to receive one common share of the Company when they retire from the Company. The fair value of the DSUs is measured at the date of the grant in amounts ranging from 50% to 100% of directors’ annual retainers at the election of the directors. The fair value is recognized in consolidated statement of income (loss) over the related service period.

Net income (loss) per common share

Basic and diluted income (loss) per share are presented for Net income (loss) and for Income (loss) from continuing operations. Basic income (loss) per share is computed by dividing Net income (loss) or Income (loss) from continuing operations by the weighted-average number of outstanding common shares for the period. Diluted income per share reflects the potential dilution that could occur if securities or other contracts that may require the issuance of common shares in the future were converted. Diluted income per share is computed by increasing the weighted-average number of outstanding common shares to include the additional common shares that would be outstanding after conversion and adjusting net income for changes that would result from the conversion. Only those securities or other contracts that result in a reduction in earnings per share are included in the calculation.

Recently issued accounting pronouncements

Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued guidance related to items reclassified from accumulated other comprehensive income. The new standard requires either in a single note or parenthetically on the face of the financial statements: (i) the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its sources; and (ii) the income statement line items affected by the reclassification.  The standard will be effective for the Company as of December 1, 2013, with early adoption permitted.  The adoption of this guidance is not expected to have a significant impact on the Company’s consolidated financial position, results of operations or cash flows.

Disclosures about Offsetting Assets and Liabilities

In November 2011, ASC guidance was issued related to disclosures about offsetting assets and liabilities. The new standard requires disclosures to allow investors to better compare financial statements prepared under U.S. GAAP with financial statements prepared under IFRS. In January 2013, an update was issued to further clarify that the disclosure requirements are limited to derivatives, repurchase agreements, and securities lending transactions to the extent that they are (i) offset in the financial statements or (ii) subject to an enforceable master netting arrangement or similar agreement. The update is effective prospectively for the Company’s fiscal year beginning December 1, 2015. The Company does not expect the updated guidance to have an impact on the consolidated financial position, results of operations or cash flows.

Use of Estimates

The preparation of the Company’s Consolidated Financial Statements in accordance with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to mineral reserves that are the basis for future cash flow estimates utilized in impairment calculations; environmental, reclamation and closure obligations; estimates of fair value for asset impairments (including impairments of mineral properties and investments); employee benefit liabilities; valuation allowances for deferred tax assets; reserves for contingencies and litigation; and the fair value and accounting treatment of financial instruments including marketable securities and derivative instruments. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results will differ from these amounts estimated in these financial statements.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 3 – SEGMENTED INFORMATION

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Chief Executive Officer that makes strategic decisions. The Company has one operating segment in exploration and development of mineral properties. The Chief Executive Officer considers the business from a geographic perspective considering the performance of our investments in affiliates. Segment information is provided on each of the material projects individually in Note 5.

NOTE 4 – INVESTMENTS

	At February 28, 2013
	Cost	Unrealized		Fair Value
	Basis	Gain	Loss	Basis

Long-term:
Marketable equity securities	$4,179	$496	$(2,444)	$2,231
Other investments, at cost	485	—	—	485
	$4,664	$496	$(2,444)	$2,716

	At November 30, 2012
	Cost	Unrealized		Fair Value
	Basis	Gain	Loss	Basis
Long-term:
Marketable equity securities	$4,067	$552	$(2,222)	$2,397
Other investments, at cost	503	—	—	503
	$4,570	$552	$(2,222)	$2,900

Marketable equity securities include available-for-sale investments in mineral exploration companies.

NOTE 5 – INVESTMENT IN AFFILIATES
	At February 28, 2013	At November 30, 2012
Donlin Gold LLC, Alaska, U.S.A	$3,578	$4,185
Galore Creek Partnership, British Columbia, Canada	321,083	335,086
	$324,661	$339,271

Donlin Gold LLC

On December 1, 2007, together with Barrick Gold US Inc., the Company formed a limited liability company (“Donlin Gold LLC”) to advance the Donlin Gold project in Alaska. Donlin Gold LLC has a board of four directors, with two nominees selected by each company. All significant decisions related to Donlin Gold LLC require the approval of both companies. The Company has a 50% interest in Donlin Gold LLC.

NOVAGOLD’s share of funding for Donlin Gold was $2,387 in the first quarter. In 2013, Donlin Gold expects to spend approximately $30,000 (NOVAGOLD share $15,000) to continue the permitting process and for community development.

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

Changes in the Company’s 50% investment in Donlin Gold LLC are summarized as follows:

	Three months ended
	February 28, 2013	February 29, 2012
Balance – beginning of period	$4,185	$2,675
Funding	2,387	3,362
Share of losses	(2,994)	(3,582)
Balance – end of period	$3,578	$2,455

The following amounts represent the Company’s 50% share of the assets and liabilities of Donlin Gold LLC.  Donlin Gold LLC has capitalized the initial contribution of the Donlin Creek property with a carrying value of $64,000. The 50% share of Donlin Gold LLC’s assets and liabilities is shown on this basis below. Therefore, the Company’s investment in Donlin Gold does not equal 50% of the net assets recorded by Donlin Gold LLC:

	At February 28, 2013	At November 30, 2012
Current assets: Cash, prepaid expenses and other receivables	$3,802	$4,836
Non-current assets: Property and equipment	696	732
Non-current assets: Mineral property	32,692	32,692
Current liabilities: Accounts payable and accrued liabilities	(920)	(1,383)
Non-current liabilities: Reclamation	(692)	(692)
Net assets	$35,578	$36,185

Galore Creek Partnership

The Galore Creek Partnership was formed in May 2007. Teck earned its 50% interest in the Galore Creek project upon completion of its funding commitment of C$373,300 in June 2011. Commencing June 2011, the partners have funded the project costs on a 50/50 basis.

NOVAGOLD’s share of funding for Galore Creek was $706 in the first quarter. In 2013, Galore Creek expects to spend approximately $16,000 (NOVAGOLD share $8,000) for drilling and care and maintenance costs.

Changes in the Company’s 50% investment in the Galore Creek Partnership are summarized as follows:

	Three months ended
	February 28, 2013	February 29, 2012
Balance – beginning of period	$335,086	$333,380
Funding	706	1,573
Share of losses	(2,489)	(4,020)
Foreign currency translation	(12,220)	10,304
Balance – end of period	$321,083	$341,237

The following amounts represent the Company’s 50% share of the assets and liabilities of the Partnership. As a result of the gain on deconsolidation, the carrying value of the Company’s 50% interest in the Partnership was higher than 50% of the book value of the Partnership. Therefore, the Company’s investment in the Partnership does not equal 50% of the net assets recorded by the Partnership:

	At February 28, 2013	At November 30, 2012
Current assets: Cash, prepaid expenses and other receivables	$547	$1,516
Non-current assets: Property and equipment	287,134	281,073
Current liabilities: Accounts payable and accrued liabilities	(427)	(1,245)
Non-current liabilities: payables and decommissioning liabilities	(8,754)	(9,087)
Net assets	$278,500	$272,257

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

Equity losses of affiliates
	Three months ended
	February 28, 2013	February 29, 2012
Donlin Gold LLC:
Mineral property expenditures	$2,940	$3,544
Depreciation	54	38
	2,994	3,582
Galore Creek Partnership:
Mineral property expenditures	354	1,638
Care and maintenance expense	510	854
Depreciation	1,625	1,528
	2,489	4,020
	$5,483	$7,602

NOTE 6 – DEBT
	At February 28, 2013	At November 30, 2012
Convertible notes	$75,458	$73,606
Promissory note	68,996	68,106
	144,454	141,712
Less: current portion	(75,458)	(73,606)
	$68,996	$68,106

Scheduled minimum debt repayments are $nil in the remainder of 2013 through 2014, $95,000 in 2015, $nil in 2016 through 2017, and $68,996 thereafter. The carrying value of the debt approximates fair value.

Convertible notes

Holders of the convertible notes (“Notes”) have the right to require the Company to repurchase all or part of their Notes on May 1, 2013, or upon certain fundamental corporate changes, at a price equal to 100% of the principal amount of such Notes plus any accrued and unpaid interest (“Put option”). Due to the Put option, the Company does not have the unconditional right to defer settlement of the liability for more than 12 months as of February 28, 2013 and as such has recorded the instrument, comprising the embedded derivative and the convertible notes as a current liability on the Balance Sheet.

	Three months ended
	February 28, 2013	February 29, 2012
Balance – beginning of period	$73,606	$66,966
Accretion expense	1,852	1,569
Balance – end of period	$75,458	$68,535

The following table provides the net amounts recognized in the Condensed Consolidated Balance Sheets related to the Notes:

	At February 28, 2013	At November 30, 2012
Principal amount	$95,000	$95,000
Unamortized debt discount	(19,542)	(21,394)
	75,458	73,606
Embedded derivative	18,749	17,934
Net carrying amount	$94,207	$91,540

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

Promissory note

As part of the Donlin Gold LLC agreement, the Company agreed to reimburse Barrick for a portion of their expenditures incurred from April 1, 2006 to November 30, 2007 out of the Company’s share of future mine production cash flow. The Company has a promissory note payable to Barrick for $51,600, plus interest at a rate of US prime plus 2%, amounting to $17,396 in accrued interest since the inception of the promissory note.

NOTE 7 – DERIVATIVE LIABILITIES

	At February 28, 2013	At November 30, 2012
Convertible notes – Embedded derivative	$18,749	$17,934
Warrants – Derivative	—	15,276
	$18,749	$33,210

Convertible notes – Embedded derivative

The conversion price of the Notes is denominated in U.S. dollars, a currency different from the functional currency of the Company. Therefore, an embedded derivative liability is recorded at fair value and re-measured each period with the movement being recorded as a gain or loss in Net income (loss). The fair value of the embedded derivative is composed of the conversion feature of the Note and the Put option.  The conversion feature is valued using the Black-Scholes pricing model and is considered a Level 3 financial instrument in the fair value hierarchy as the value model has significant unobservable inputs.  The Put option is assessed as difference between the fair value of the Note on February 28, 2013 and discounted value of the cash flows resulting from the potential exercise of the put option of $95,000 on February 28, 2013 at the effective interest rate of 17.3%.

	Three months ended
	February 28, 2013	February 29, 2012
Balance – beginning of period	$17,934	$57,493
Loss (gain) on embedded derivative liabilities for the period	815	(27,468)
Balance – end of period	$18,749	$30,025

Warrants – Derivative

The Company’s functional currency is the Canadian dollar and it had issued and outstanding warrants with an exercise price denominated in U.S. dollars. The Company determined that such warrants with an exercise price denominated in a currency that is different from the entity’s functional currency were classified as a derivative liability based on the evaluation of the warrant’s settlement provisions, and carried at their fair value. Any changes in the fair value from period to period have been recorded as a gain or loss in Net income (loss).

In the first quarter of 2013, all of NOVAGOLD’s remaining warrants were exercised and the Company realized a loss on derivative liability of $2,461 for the period ended February 28, 2013.

	Three months ended
	February 28, 2013	February 29, 2012
Balance – beginning of period	$15,276	$51,963
Loss (gain) on derivative liability for the period	2,461	(16,571)
Conversion of warrants to equity	(17,737)	—
Balance – end of period	$—	$35,392

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 8 – FAIR VALUE ACCOUNTING

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the significance of the inputs used in making the measurement.  The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and
Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

	Fair value at February 28, 2013
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$299,927	$—	$299,927	$—
Marketable equity securities	2,716	2,716	—	—
Liabilities:
Embedded derivative liabilities (note 7)	18,749	—	—	18,749

	Fair value at November 30, 2012
	Total	Level 1	Level 2	Level 3
Assets:
Cash equivalents	$254,667	$—	$254,667	$—
Marketable equity securities	2,900	2,900	—	—
Liabilities:
Derivative liabilities (note 7)	15,276	—	—	15,276
Embedded derivative liabilities (note 7)	17,934	—	—	17,934

The Company’s cash equivalents are held with two Chartered Canadian banks, each with an S&P rating of AA-. The cash equivalents are classified as Level 2 of the fair value hierarchy as they are owed to the Company by the Canadian banks and are not traded in an active market.

The Company’s marketable equity securities are valued using quoted market prices in active markets and as such are classified within Level 1 of the fair value hierarchy. The fair value of the marketable equity securities is calculated as the quoted market price of the marketable equity security multiplied by the quantity of shares held by the Company.

The derivative and embedded derivative are valued using Black-Scholes pricing models and are considered Level 3 financial instruments in the fair value hierarchy because the valuation models have significant unobservable inputs.

NOTE 9 – GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended
	February 28, 2013	February 29, 2012

Salaries	$1,369	$1,879
Share-based compensation (Note 10)	5,542	10,739
Office expense	964	1,009
Professional fees	829	1,022
Corporate development	312	70
	$9,016	$14,719

NOTE 10 – SHARE-BASED COMPENSATION

	Three months ended
	February 28, 2013	February 29, 2012
Stock options	$4,339	$8,279
Performance share unit plan	1,140	553
Deferred share unit plan	63	42
Incentive shares	—	1,865
	$5,542	$10,739

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 11 – DISCONTINUED OPERATIONS

On April 30, 2012, the Company completed a plan of arrangement under the Nova Scotia Companies Act pursuant to which it spun-out NovaCopper Inc. (“NovaCopper”), a wholly-owned subsidiary of the Company which held the Ambler assets in Alaska, to the Company’s shareholders (the “Arrangement”).  Under the Arrangement, each shareholder of the Company received one share of NovaCopper for every six shares held of the Company. The Company did not realize any gain or loss on the transfer of the Ambler assets including $40,200 of working capital and the Upper Kobuk Mineral Project.

On November 1, 2012, the Company completed the sale of its wholly owned subsidiary, Alaska Gold Company LLC (AGC), which owned the Rock Creek project in and around Nome, Alaska to Bering Straits Native Corporation (BSNC) for $5,965.  The Company received $1,000 cash and a $4,965 (face value) note receivable bearing 3% interest payable over five years. The Company also transferred the remaining Rock Creek closure reclamation deposit of $13,400 to BSNC, which assumed full responsibility and liability for the remainder of the Rock Creek reclamation activities as requested by the State of Alaska.

The Company has accounted for the financial results associated with the spin-out of NovaCopper and the Ambler assets and the former operations of AGC and the Rock Creek project as discontinued operations in these consolidated financial statements and has reclassified the related amounts for prior periods.

The following table illustrates the results related to Discontinued Operations for the three months ended February 29, 2012.

Revenue	$553
Operating expenses:
Cost of sales	36
Depreciation	123
Exploration and evaluation	815
General and administrative	915
Care and maintenance	2,546
Reclamation and remediation	1,632
6,067
Loss from discontinued operations	$(5,514)

Net cash used in discontinued operations:
Loss from discontinued operations	$(5,514)
Items not affecting cash:
Depreciation	123
Reclamation and remediation	1,632
Other	(507)
Net changes in operating assets and liabilities	(2,511)
Increase in reclamation bond	(13,659)
$(20,436)

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 12 – NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share is computed by dividing income (loss) available to the Company’s common shareholders by the weighted average number of common shares outstanding for the period. Diluted income per common share is computed similarly to basic income per common share except that income from continuing operations is adjusted to exclude gains that would be eliminated if potentially dilutive common shares had been issued and the weighted average common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

	Three months ended
	February 28, 2013	February 29, 2012
Net income (loss):
Continuing operations	$(13,776)	$21,292
Discontinued operations	—	(5,514)
	$(13,776)	$15,778

Continuing operations	$(13,776)	$21,292
Add: Convertible note accretion	n/a	1,569
Convertible note interest	n/a	1,306
Less: Gain on derivative liability	n/a	(16,570)
Diluted income from continuing operations	$(13,776)	$7,597

Weighted average common shares: (thousands)
Basic	303,126	249,998
Effect of employee stock-based awards	n/a	3,648
Effect of convertible debt	n/a	4,367
Effect of warrants	n/a	28,797
Diluted	303,126	286,810

Income per common share
Basic:
Continuing operations	$(0.05)	$0.09
Discontinued operations	—	(0.02)
	$(0.05)	$0.07
Diluted:
Continuing operations	$(0.05)	$0.03
Discontinued operations	—	(0.02)
	$(0.05)	$0.01

NOTE 13 – CHANGE IN OPERATING ASSETS AND LIABILITIES

	Three months ended
	February 28, 2013	February 29, 2012

Decrease in receivables, deposits and prepaid amounts	$145	$694
Decrease in accounts payable and accrued liabilities	(2,164)	(3,718)
	$(2,019)	$(3,024)

NOTE 14 – ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

	February 28, 2013	November 30, 2012
Unrealized loss on marketable securities, net of $55 and $61 tax expense, respectively	$(2,003)	$(1,731)
Foreign currency translation adjustments	80,739	99,039
	$78,736	$97,308

NOVAGOLD RESOURCES INC.
(An Exploration Stage Company)

NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited, US dollars in thousands except per share amounts)

NOTE 15 – RELATED PARTY TRANSACTIONS

In the first three months of 2013, the Company provided exploration and management services to Donlin Gold LLC for $88 ($50 in 2012); office rental and services to Galore Creek Partnership for $112 ($250 in 2012); and management and office administration services to NovaCopper for $113 ($nil in 2012), a company having seven common directors and common shareholders.

At February 28, 2013, the Company has a current receivable of $11 (2012: $138) and a non-current receivable of $4,255 (2012: $4,417) from Galore Creek Partnership.  The Company has current receivable of $83 (2012: $127) from NovaCopper Inc.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

General

The Company follows ASC guidance in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Obligations under operating leases

The Company leases certain assets, such as office equipment and office facilities, under operating leases expiring at various dates through 2020. Future minimum annual lease payments are $812 in the remainder of 2013, $270 in 2014, $270 in 2015, $270 in 2016, and $203 in 2017, totaling $1,209.

NOTE 17 – SUPPLEMENTAL CASH FLOW INFORMATION

	Three months ended
	February 28, 2013	February 29, 2012
Interest received	$131	$86

NOTE 18 – SUBSEQUENT EVENTS

On April 2, 2013, the Company notified holders of its outstanding 5.5% unsecured senior convertible notes due May 1, 2015 that they have the option to require NOVAGOLD to purchase for cash, all or a portion of their notes on May 1, 2013.